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                                                                    EXHIBIT 23.2

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Illustra Information Technologies, Inc. and Subsidiary:

    We consent to the use of our report dated August 9, 1995 on the consolidated financial statements of Illustra Information Technologies, Inc. and subsidiary as of June 30, 1995 and 1994, and for each of the years then ended and for the period from July 31, 1992 (inception) to June 30, 1993 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          _______/s/ KPMG PEAT MARWICK LLP______
                                                   KPMG PEAT MARWICK LLP

Palo Alto, California
January 10, 1996